                             AGREEMENT AND PLAN OF MERGER

                                     BY AND AMONG

                                    ANALOGY, INC.,

                           ANALOGY ACQUISITION CORPORATION

                                         AND

                            SYMMETRY DESIGN SYSTEMS, INC.

                                        DATED

                                   October 23, 1996

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                                  TABLE OF CONTENTS


                                                                            Page
                                                                            ----

    ARTICLE I  THE MERGER; CLOSING; EFFECTIVE TIME..........................  1

         1.1  THE MERGER....................................................  1
         1.2  THE CLOSING...................................................  1
         1.3  ARTICLES OF MERGER............................................  2
         1.4  FURTHER ASSURANCES............................................  2

    ARTICLE II  PURPOSES; CAPITALIZATION; ARTICLES OF
    INCORPORATION; BUSINESS OF THE SURVIVING CORPORATION....................  2

         2.1  PURPOSES OF THE SURVIVING CORPORATION. .......................  2
         2.2  CAPITALIZATION OF THE SURVIVING CORPORATION. .................  2
         2.3  ARTICLES OF INCORPORATION.....................................  2
         2.4  BYLAWS. ......................................................  2
         2.5  TAX CONSEQUENCES..............................................  3
         2.6  OFFICERS AND DIRECTORS........................................  3

    ARTICLE III  CONSIDERATION FOR THE MERGER...............................  3

         3.1  CONVERSION....................................................  3
         3.2  TREASURY SHARES...............................................  4
         3.3  SHAREHOLDER RIGHTS............................................  4
         3.4  DISSENTERS' RIGHTS............................................  4
         3.5  FRACTIONAL SHARES.............................................  5
         3.6  LOST CERTIFICATES.............................................  5
         3.7  SUBSIDIARY SHARES.............................................  5
         3.8  ESCROW DEPOSIT................................................  5

    ARTICLE IV  REPRESENTATIONS AND WARRANTIES..............................  6

         4.1  REPRESENTATIONS AND WARRANTIES OF SYMMETRY....................  6

              (a)  ORGANIZATION, GOOD STANDING, POWER, ETC..................  6
              (b)  AUTHORIZED CAPITALIZATION................................  6
              (c)  SUBSIDIARIES.............................................  6
              (d)  OPTIONS, WARRANTS, RIGHTS, ETC...........................  7

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              (e)  EFFECT OF AGREEMENT. ....................................  7
              (f)  POWER, DUE AUTHORIZATION.................................  7
              (g)  SECURITIES MATTERS.......................................  8
              (h)  FINANCIAL STATEMENTS.....................................  8
              (i)  CUSTOMERS................................................  8
              (j)  DISTRIBUTORS, RESELLERS..................................  9
              (k)  ABSENCE OF CERTAIN CHANGES OR EVENTS.....................  9
              (l)  TAXES.................................................... 10
              (m)  LITIGATION............................................... 11
              (n)  LABOR MATTERS............................................ 12
              (o)  INTANGIBLE PROPERTY...................................... 12
              (p)  BOOKS AND RECORDS........................................ 13
              (q)  LICENSES, PERMITS, AUTHORIZATIONS, ETC................... 14
              (r)  APPLICABLE LAWS.......................................... 14
              (s)  EMPLOYEE BENEFIT PLANS. ................................. 14
              (t)  ENVIRONMENTAL LAWS AND REGULATIONS....................... 18
              (u)  INSURANCE................................................ 20
              (v)  TITLE TO REAL AND PERSONAL PROPERTIES, ABSENCE OF LIENS
                   AND ENCUMBRANCES; CONDITION OF PROPERTIES. .............. 20
              (w)  INVENTORY................................................ 21
              (x)  MATERIAL CONTRACTS....................................... 21
              (y)  LOANS, NOTES, ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE... 23
              (z)  TRANSACTIONS WITH RELATED PARTIES........................ 24
              (aa) FULL DISCLOSURE.......................................... 24
              (ab) BANKING RELATIONSHIPS.................................... 25
              (ac) ABSENCE OF CERTAIN COMMERCIAL PRACTICES.................. 25
              (ad) BROKERS.................................................. 25
              (ae) TAX-FREE REORGANIZATION.................................. 25

         4.2  REPRESENTATIONS AND WARRANTIES OF ANALOGY AND SUBSIDIARY...... 25

              (a)  ORGANIZATION, GOOD STANDING, POWER, ETC.................. 25
              (b)  MERGER STOCK............................................. 26
              (c)  POWER, DUE AUTHORIZATION................................. 26
              (d)  NO CONFLICT.............................................. 26
              (e)  BROKERS.................................................. 26
              (f)  ADDITIONAL INFORMATION................................... 26
              (g)  NO MATERIAL CHANGE....................................... 27
              (h)  SEC REPORTS.............................................. 27

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    ARTICLE V  SYMMETRY'S COVENANTS......................................... 27

         5.1  SHAREHOLDER'S MEETING......................................... 27
         5.2  CONDUCT OF SYMMETRY PRIOR TO THE CLOSING DATE................. 28

              (a)  OPERATION OF BUSINESS.................................... 28
              (b)  MAINTAIN PROPERTIES...................................... 28
              (c)  BOOKS AND RECORDS........................................ 28
              (d)  ENCUMBRANCES............................................. 28
              (e)  COMPLIANCE............................................... 28
              (f)  NO SOLICITATION.......................................... 28
              (g)  ACTIONS WITH RESPECT TO CHARTER DOCUMENTS, CAPITAL
                   STOCK.................................................... 29
              (h)  ACCESS................................................... 29
              (i)  NOTIFICATION OF CERTAIN MATTERS.......................... 29

         5.3  PUBLICITY..................................................... 30

    ARTICLE VI   MUTUAL COVENANTS........................................... 30

         6.1  BEST EFFORTS.................................................. 30
         6.2  FILINGS; OTHER ACTION......................................... 30
         6.3  TAX-FREE REORGANIZATION....................................... 30
         6.4  FURTHER ACTION................................................ 30

    ARTICLE VII  CONDITIONS................................................. 31

         7.1  CONDITIONS TO OBLIGATIONS OF ANALOGY AND SUBSIDIARY........... 31

              (a)  SYMMETRY SHAREHOLDER APPROVAL............................ 31
              (b)  REPRESENTATIONS AND WARRANTIES........................... 31
              (c)  PERFORMANCE OF OBLIGATIONS BY SYMMETRY................... 31
              (d)  NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY................. 31
              (e)  PROCEEDINGS AND LITIGATION............................... 31
              (f)  EMPLOYEE RETENTION....................................... 32
              (g)  RESIGNATIONS............................................. 32
              (h)  OPINION LETTER OF COUNSEL FOR SYMMETRY................... 32
              (i)  DISSENTING SHAREHOLDERS.................................. 32
              (j)  INVESTMENT REPRESENTATIONS............................... 32
              (k)  NO MATERIAL ADVERSE CHANGE............................... 32
              (l)  FILINGS AND CONSENTS..................................... 32
              (m)  PROCEEDINGS SATISFACTORY TO COUNSEL...................... 33
              (n)  NON-COMPETITION, NONDISCLOSURE AGREEMENTS................ 33

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              (o)  EMPLOYMENT AGREEMENTS.................................... 33
              (p)  PRIVATE PLACEMENT EXEMPTION.............................. 33
              (q)  NO ENCUMBRANCES.......................................... 33
              (r)  ESCROW AGREEMENT......................................... 33
              (s)  PAYMENT OF NOTES......................................... 34

         7.2  CONDITIONS TO OBLIGATIONS OF SYMMETRY......................... 34

              (a)  SYMMETRY SHAREHOLDER APPROVAL............................ 34
              (b)  REPRESENTATIONS AND WARRANTIES........................... 34
              (c)  PERFORMANCE OF OBLIGATIONS OF ANALOGY AND SUBSIDIARY..... 34
              (d)  NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY................. 34
              (e)  OPINION LETTER OF COUNSEL FOR ANALOGY AND SUBSIDIARY..... 34
              (f)  REGISTRATION RIGHTS AGREEMENT............................ 34
              (g)  ESCROW AGREEMENT......................................... 34
              (h)  PROCEEDINGS AND LITIGATION............................... 35
              (i)  FILINGS AND CONSENTS..................................... 35
              (j)  PROCEEDINGS SATISFACTORY TO COUNSEL...................... 35
              (k)  EMPLOYMENT AGREEMENTS.................................... 35

    ARTICLE VIII  TERMINATION............................................... 35

         8.1  TERMINATION BY MUTUAL CONSENT................................. 35
         8.2  TERMINATION BY EITHER SYMMETRY OR ANALOGY..................... 35
         8.3  TERMINATION BY ANALOGY........................................ 36
         8.4  TERMINATION BY SYMMETRY....................................... 36
         8.5  NOTICE OF TERMINATION......................................... 36
         8.6  EFFECT OF TERMINATION AND ABANDONMENT......................... 36

    ARTICLE IX  CERTAIN RIGHTS AND LIMITATIONS
              REGARDING THE MERGER STOCK.................................... 36

         9.1  RESTRICTIONS ON SALE OR TRANSFER OF SHARES; LEGEND............ 36
         9.2  REGISTRATION OF THE MERGER STOCK.............................. 37

    ARTICLE X  RIGHTS TO ESCROW FUND........................................ 37

         10.1 AGREEMENT FOR INDEMNIFICATION................................. 37
         10.2 LIMITATIONS OF CLAIMS AGAINST ESCROW FUND..................... 40
         10.3 NOTICE OF CLAIM............................................... 40
         10.4 DEFENSE AND SETTLEMENT OF CLAIMS.............................. 41
         10.5 JURISDICTION.................................................. 41

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    ARTICLE XI  MISCELLANEOUS............................................... 41

         11.1 COOPERATION................................................... 41
         11.2 PAYMENT OF EXPENSES........................................... 42
         11.3 SURVIVAL...................................................... 42
         11.4 MODIFICATION OR AMENDMENT..................................... 42
         11.5 WAIVER OF CONDITIONS.......................................... 42
         11.6 CERTIFICATION OF SHAREHOLDER VOTE AND DISSENTERS.............. 42
         11.7 COUNTERPARTS.................................................. 43
         11.8 GOVERNING LAW................................................. 43
         11.9 NOTICES....................................................... 43
         11.10   ENTIRE AGREEMENT........................................... 44
         11.11   CAPTIONS................................................... 44
         11.12   SEVERABILITY............................................... 44
         11.13   CONFIDENTIALITY............................................ 44


DISCLOSURE SCHEDULES

    Symmetry Disclosure Schedule

    Analogy Disclosure Schedule

EXHIBITS

Directors of Surviving Corporation
 and Officers of Surviving Corporation (2.6)
List of Continuing Employees (7.1(f))
Opinion of Cooley Godward LLP (7.1(h))
Form of Letter of Transmittal (7.1(j))
Noncompetition, Assignment of Invention
 and Nondisclosure Agreement (7.1(n))
Employment Agreement (7.1(o))
Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP (7.2(e))
Registration Rights Agreement (7.2(f))

                             AGREEMENT AND PLAN OF MERGER


    THIS AGREEMENT AND PLAN OF MERGER (hereinafter, this "Agreement"), made as of this 23rd day of October, 1996, by and among ANALOGY, INC., an Oregon corporation ("Analogy"), ANALOGY ACQUISITION CORPORATION, an Oregon corporation and a wholly owned subsidiary of Analogy ("Subsidiary"), and SYMMETRY DESIGN SYSTEMS, INC., a California corporation ("Symmetry"). Analogy, Subsidiary and Symmetry are sometimes hereinafter collectively referred to as the "Constituent Corporations."

                                     WITNESSETH:

    WHEREAS, Analogy, Symmetry and Subsidiary desire to merge Subsidiary with and into Symmetry, with Symmetry being the surviving corporation in the merger, all upon the terms and subject to the conditions of this Agreement;

    NOW, THEREFORE, the parties hereto hereby agree as follows:


                                      ARTICLE I

                         THE MERGER; CLOSING; EFFECTIVE TIME

    1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the laws of the state of California, at the Effective Time (as defined in Section 1.3 hereof) Subsidiary shall be merged with and into Symmetry and the separate corporate existence of Subsidiary shall thereupon cease (the "Merger"). Symmetry shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in Section 1107 of the California Corporations Code (the "Corporations Code") and Section 60.497 of the Oregon Business Corporation Act.

    1.2 THE CLOSING. The closing of the Merger (the "Closing") shall take place at the at the offices of Ater Wynne Hewitt Dodson & Skerritt, LLP at 10:00 am., Pacific Standard Time, on November __, 1996 (or at such other place, time or date as may be mutually agreed upon by Analogy and Symmetry) (the "Closing Date"). At the Closing, each of the parties shall take all action and deliver all such documents, instruments, certificates, agreements, securities and other items as may be requisite and are within its power to perform in order to fulfill and observe all covenants, conditions and agreements on its part to be performed, fulfilled and observed at or prior to the Merger (and not theretofore accomplished), and/or to cause all conditions precedent to the other party's obligations hereunder to be satisfied in full.

1- AGREEMENT AND PLAN OF MERGER

    1.3 ARTICLES OF MERGER. On the Closing Date, if all of the conditions to the Merger set forth in Article VII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance with Article VIII, the parties hereto shall cause Articles of Merger meeting the requirements of Section 1103 of the Corporations Code to be properly executed and filed in accordance with such Section. The Merger shall become effective at the time (the "Effective Time") of the filing of Articles of Merger in accordance with the Corporations Code or at such later time which the parties hereto have agreed and designated in such Articles of Merger as the effective time of the Merger.

    1.4 FURTHER ASSURANCES. If, at any time after the Effective Time, the Surviving Corporation shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any rights, properties or assets as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

                                      ARTICLE II

                        PURPOSES; CAPITALIZATION; ARTICLES OF
                       INCORPORATION; BUSINESS OF THE SURVIVING
                                     CORPORATION

    2.1 PURPOSES OF THE SURVIVING CORPORATION. The purposes of the Surviving Corporation shall be the purposes set forth in the Articles of Incorporation of Symmetry in effect immediately prior to the Effective Time.

    2.2 CAPITALIZATION OF THE SURVIVING CORPORATION. The capitalization of the Surviving Corporation shall be as set forth in the Articles of Incorporation of Symmetry in effect immediately prior to the Effective Time.

    2.3 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Symmetry in effect immediately prior to the Effective Time.

    2.4 BYLAWS. The Bylaws of the Surviving Corporation shall be the Bylaws of Symmetry in effect immediately prior to the Effective Time.


2- AGREEMENT AND PLAN OF MERGER

    2.5 TAX CONSEQUENCES. It is intended that the Merger shall constitute a tax-free reorganization within the meaning of Section 368 (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

    2.6 OFFICERS AND DIRECTORS. The directors and the officers of the Surviving Corporation, effective immediately, after the Effective Time will be as listed on Exhibit 2.6, all of whom shall serve until their resignation or removal or until their successors are elected and qualified.


                                     ARTICLE III

                             CONSIDERATION FOR THE MERGER

    3.1 CONVERSION. At the Effective Time, each share of common stock of Symmetry, no par value per share, (other than Dissenting Shares (as hereinafter defined)), issued and outstanding immediately prior to the Effective Time (the "Symmetry Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive that shareholder's "Pro Rata Share" (as hereinafter defined) of the "Fixed Merger Consideration" (as hereinafter defined), together with the contingent contract right to receive that shareholder's Pro Rata Share of the "Contingent Merger Consideration" (as hereinafter defined), on release for the purpose of such distribution of the aggregate remaining Contingent Merger Consideration from the escrow established herein. The following definitions shall apply:

         (a) TOTAL MERGER CONSIDERATION means 650,000 shares of Analogy common stock, no par value per share.

         (b) FIXED MERGER CONSIDERATION means 90% of the Total Merger Consideration (585,000 shares of Analogy common stock).

         (c) CONTINGENT MERGER CONSIDERATION means 10% of the Total Merger Consideration (65,000 shares of Analogy common stock).

         (d) PRO RATA SHARE means that portion obtained by multiplying the number of each Shareholder's (as hereinafter defined) Symmetry Shares by the Fixed Merger Consideration, Contingent Merger Consideration, Escrow Fund, or Representatives' Fund (as the case may be), and dividing the product thus obtained by the total number of Symmetry Shares.


3- AGREEMENT AND PLAN OF MERGER

    3.2 TREASURY SHARES. Each Symmetry Share issued and held in Symmetry's treasury immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor, and shall cease to exist.

    3.3 SHAREHOLDER RIGHTS. From and after the Effective Time, the holders of certificates representing Symmetry Shares outstanding immediately prior to the Effective Time (each, a "Shareholder," and collectively, the "Shareholders") shall cease to have any rights with respect to such Symmetry Shares (except such rights, if any, as they may have as dissenting shareholders under the Corporations Code) and their sole rights (except as aforesaid) shall be those contract rights which they will have pursuant to this Agreement with respect to the Contingent Merger Consideration and those which they will have as holders of their Pro Rata Share of the Fixed Merger Consideration.

    After the Effective Time, each holder of a certificate or certificates representing Symmetry Shares outstanding immediately prior to the Effective Time (other than dissenting shareholders) shall be entitled, upon surrender of the same (duly endorsed if required), together with a properly completed letter of transmittal covering all such shares (with customary representations and warranties regarding the absence of liens, claims and encumbrances on such shares) and the other instruments and agreements referred to in Article VII hereof, to receive in exchange therefor (i) a certificate or certificates (as the holder requests) representing that Shareholder's Pro Rata Share of the Fixed Merger Consideration, plus (ii) a contingent contract right as defined in this Agreement to receive that Shareholder's Pro Rata Share of the Contingent Merger Consideration. Until so surrendered for exchange, each such certificate representing Symmetry Shares outstanding as aforesaid (other than those of dissenting shareholders) shall be deemed for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of shares of Analogy common stock to be delivered and distributed in exchange therefor pursuant to this Article III. Unless and until any such certificate representing Symmetry Shares outstanding as aforesaid shall be so surrendered, no dividend payable to holders of record of Analogy common stock at or after the Effective Time shall be paid to the holder of such certificate but upon surrender thereof there shall be paid to the holder of record immediately prior to the Effective Time of such surrendered certificate the dividends (without interest) that have theretofore become payable with respect to the Analogy common stock, deliverable and distributable in exchange therefor pursuant to this Article III; provided, however, that if by reason of the escheat or other laws of any state having jurisdiction in the premises, Analogy is required to pay such state all or any part of such dividends which have become payable, the amount of dividends which would otherwise be payable upon surrender of any such certificate representing Symmetry Shares outstanding as aforesaid shall be reduced by the amount so paid pursuant to such escheat or other laws.

    3.4 DISSENTERS' RIGHTS. Symmetry Shares held by shareholders who have properly exercised dissenters' rights with respect thereto in accordance with Sections 1300 through 1312


4- AGREEMENT AND PLAN OF MERGER
of the Corporations Code (collectively, the "Dissenting Shares") shall not be converted into the right to receive Analogy common stock, but such shareholders shall be entitled to receive payment of the appraised value of the Dissenting Shares in accordance with the provisions of the Corporations Code, except that any Dissenting Shares held by a shareholder who shall thereafter withdraw such demand for appraisal of his Symmetry Shares or otherwise lose the right to such payment as provided in the Corporations Code, shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive Analogy common stock, without any interest thereon. If any holder of Symmetry Shares shall be entitled to be paid the "fair value" of his shares, as provided in
Section 1300 of the Corporations Code, Symmetry shall give Analogy notice thereof and Analogy shall have the right to participate in all negotiations and proceedings with respect to any such demands. Symmetry shall not, except with the prior written consent of Analogy, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment.

    3.5 FRACTIONAL SHARES. No fractional shares of Analogy common stock shall be issued in the Merger. In lieu of the issuance of any such fractional shares, Analogy shall pay to each former shareholder of Symmetry who otherwise would be entitled to receive a fractional share of Analogy's common stock (after taking into account all Analogy common stock into which such shareholder's Symmetry Shares were converted pursuant to this Article III) an amount in cash (rounded to the nearest whole cent) determined by multiplying (i) the fair market value (as hereinafter defined) of a share of Analogy's common stock by (ii) the fraction of a share of Analogy's common stock which such holder would otherwise be entitled to receive pursuant to this Article III. The fair market value of a share of Analogy's common stock shall be the average of the closing prices over the ten (10) day trading period immediately preceding the two (2) day period prior to the Closing Date.

    3.6 LOST CERTIFICATES. In the event any certificate representing Symmetry Shares (a "Certificate") shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and indemnity against any claim that may be made against Analogy with respect to such Certificate, and, if required by Analogy, the posting by such person of a bond in such amount as Analogy may determine is reasonably necessary in connection with such indemnity, Analogy will issue in exchange for such lost, stolen or destroyed Certificate the Analogy common stock, and cash in lieu of any fractional shares, deliverable in respect thereof pursuant to this Agreement.

    3.7 SUBSIDIARY SHARES. Each Share of common stock of Subsidiary that is issued and outstanding immediately prior to the Effective Time shall be converted without any action on the part of the holder thereof into one share of common stock of the Surviving Corporation.

    3.8 ESCROW DEPOSIT. Promptly following the Closing, Analogy shall deposit in escrow pursuant to Article X hereof, the number of shares of Analogy common stock constituting the Contingent Merger Consideration. Such shares shall be issued in the name of


5- AGREEMENT AND PLAN OF MERGER
the Escrow Agent, "as Escrow Agent under that Escrow Agreement dated" the Closing Date or otherwise with equivalent effect. Such shares shall be held for the purposes described in Article X and the Escrow Agreement (as hereinafter defined), and released to Analogy and/or the Shareholders in accordance with the provisions of Article X and the Escrow Agreement.


                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

    4.1 REPRESENTATIONS AND WARRANTIES OF SYMMETRY. In order to induce Analogy and Subsidiary to enter into this Agreement, Symmetry represents and warrants to Analogy and Subsidiary, subject to the matters set forth in the Symmetry Disclosure Schedule (the "Symmetry Disclosure Schedule") delivered herewith, as follows:

         (a) ORGANIZATION, GOOD STANDING, POWER, ETC. Symmetry is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Symmetry has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted or as proposed to be conducted. Symmetry is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or occupied by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of Symmetry, and all such jurisdictions are set forth in Section 4.1(a) of the Symmetry Disclosure Schedule. Symmetry has delivered, or will prior to or on the Closing Date deliver, to Analogy complete and correct copies of its Articles of Incorporation (certified by the Secretary of the State of California) and Bylaws (certified by the Secretary of Symmetry), as amended to the Closing Date.

         (b) AUTHORIZED CAPITALIZATION. The authorized capital stock of Symmetry consists of 10,000,000 shares of common stock, no par value per share. At the date hereof, there are 2,809,270 shares of Symmetry common stock issued and outstanding and no shares are held in Symmetry's treasury. All such outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable, and Symmetry has no liability under the provisions of federal and state securities laws by reason of the issuance thereof. To the best of Symmetry's knowledge, all shares of Symmetry common stock held by the Shareholders are free and clear of all liens, claims and encumbrances and all right, title or interest of others.

         (c) SUBSIDIARIES. Symmetry does not own, and has not during the last five years owned, any shares of capital stock or other securities of, or any other interest in, nor does it control or has it controlled during the last five years, directly or indirectly, any other corporation, association, joint venture, partnership or other business organization.


6- AGREEMENT AND PLAN OF MERGER

         (d) OPTIONS, WARRANTS, RIGHTS, ETC. Except as set forth in Section 4.1(d) of the Symmetry Disclosure Schedule, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character which obligate or may obligate Symmetry to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of such capital stock.
Section 4.1(d) of the Symmetry Disclosure Schedule also contains a description of the security, option, warrant or other instrument, the exercise price, number of shares into which it is convertible or for which it is exercisable, vesting schedule, current conversion or exchange ratio, if applicable, and other applicable details of such agreements. Except as set forth in Section 4.1(d) of the Symmetry Disclosure Schedule, there are no voting trusts or any other agreements or understandings with respect to the voting of the capital stock of Symmetry. Symmetry is not obligated, directly, indirectly, or contingently to purchase or redeem any of its shares of capital stock and has not so redeemed any shares of its capital stock during the past five years.

         (e) EFFECT OF AGREEMENT. The execution, delivery and performance of this Agreement by Symmetry and consummation by Symmetry of the transactions contemplated hereby will not require the consent, approval or authorization of any person or persons or public authority, other than the approval of the shareholders of Symmetry. Symmetry is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws, or in default or violation of any restriction, lien, encumbrance, indenture, contract, agreement, lease, sublease, loan agreement, note or other obligation or liability to which it is a party or by which it is bound or to which its assets are subject, which default or violation would have a material adverse effect on the business, operations or financial condition of Symmetry. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) result in the acceleration of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any indenture, contract, agreement, lease, sublease, loan agreement, note or other obligation or liability to which Symmetry is a party or by which it is bound or to which any of its assets are subject, or (ii) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of Symmetry, or a default or violation of any restriction, lien, encumbrance, indenture, contract, agreement, lease, sublease, loan agreement, note or other obligation or liability to which it is a party or by which it is bound or to which its assets are subject, or result in the creation of any lien or encumbrance upon said assets.

         (f) POWER, DUE AUTHORIZATION. Subject only to the approval of this Agreement and the transactions contemplated hereby by Symmetry's shareholders
(i) Symmetry has the power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder in accordance with the terms hereof, and (ii) all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement on the part of Symmetry has been duly and effectively taken, including, without limiting the generality of the foregoing, the approval thereof by the Board of Directors of Symmetry. This Agreement is a valid and binding obligation of


7- AGREEMENT AND PLAN OF MERGER

Symmetry, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and general principles of equity. At the Closing, Symmetry will deliver to Analogy a certified copy of the resolutions adopted by Symmetry's Board of Directors to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         (g) SECURITIES MATTERS. Symmetry does not have and has not had any outstanding securities registered (or required to be registered) under the Securities Act of 1933 or the Securities Exchange Act of 1934 or any reporting obligation thereunder. Symmetry has delivered (or will deliver) to Analogy copies of the proxy statement and all other written materials sent or made available or to be sent or made available to the holders of its capital stock in connection with this Agreement and the Merger. The proxy statement notice and such other material complied with or will comply with the applicable requirements of the Corporations Code and applicable federal and state securities laws and did not (or will not) contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances, in order to make the statements therein not misleading.

         (h) FINANCIAL STATEMENTS. Symmetry has delivered to Analogy the balance sheets of Symmetry as at December 31, 1995 and 1994 together with the statements of profit and loss and cash flows for the two fiscal years then ended, and the balance sheets of Symmetry as of March 31, 1996, June 30, 1996 and September 30, 1996, and the statements of profit and loss and cash flows for the three quarters then ended, all certified by the Chief Financial Officer of Symmetry as being true, accurate and complete to his knowledge. Such financial statements are hereinafter collectively referred to as the "Financial Statements." Such Financial Statements are correct and complete and present fairly the financial condition of Symmetry at the dates of said statements and the results of its operations for the periods covered thereby (except that the Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items). Symmetry's said balance sheets, make full and adequate provision for all debts, liabilities and obligations (fixed and contingent, including unpaid federal, state or local taxes) of Symmetry as of the date thereof, which are normally shown on a balance sheet in accordance with generally accepted accounting principles. Except to the extent reflected or reserved against in such Financial Statements, there are no material liabilities or obligations of Symmetry or related to its business or operations, of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, of such nature as would typically be reflected in financial statements prepared in accordance with generally accepted accounting principles, other than liabilities which have been incurred in the ordinary course of business and which are not material in relation to Symmetry's business taken as a whole.

         (i) CUSTOMERS. Symmetry has no knowledge or reason to know of any termination, cancellation, limitation, modification or change in the business relationship of Symmetry with any customer or group of customers which individually or in the aggregate


8- AGREEMENT AND PLAN OF MERGER
constituted more than ten percent (10%) of Symmetry's sales for Symmetry's fiscal year ended December 31, 1995.

         (j) DISTRIBUTORS, RESELLERS. Symmetry has no knowledge or reason to know of any termination, cancellation, limitation, modification or change in the business relationship of Symmetry with any distributor or reseller or group of distributors or resellers which individually or in the aggregate constituted more than ten percent (10%) of Symmetry's sales for Symmetry's fiscal year ended December 31, 1995.

         (k) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, Symmetry has not, except with respect to agreements and transactions with Analogy in contemplation of this Agreement,:

              (i) incurred any obligation or liability (contingent or otherwise) except normal trade or business obligations incurred in the ordinary course of business;

              (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (contingent or otherwise), except current liabilities of Symmetry outstanding on December 31, 1995, and current liabilities incurred since December 31, 1995, in the ordinary course of business;

              (iii) mortgaged, pledged or subjected to lien, charge, security interest or to any other encumbrance any of its assets or properties;

              (iv) sold, transferred, leased or otherwise disposed of any of its assets or properties, except for a fair consideration in the ordinary course of business;

              (v) cancelled or compromised any debt or claim, except for adjustments made in the ordinary course of business which, in the aggregate, are not material;

              (vi) waived or released any rights of any material value;

              (vii) sold, assigned, transferred or granted any concessions, leases, licenses, agreements, patents, inventions, trademarks, servicemarks, trade names, copyrights or other intangible assets other than in the ordinary course of business under or pursuant to contracts with customers, joint ventures, prime contractors or subcontractors;

              (viii) (a) disposed of or permitted to lapse any patent, or any registered trademark, service mark, trade name or copyright held by Symmetry, (b) disposed of or permitted to lapse any of the foregoing items which Symmetry had a right to use


9- AGREEMENT AND PLAN OF MERGER
    pursuant to the terms of a negotiated agreement, (c) disclosed to any person not an employee any process or know-how not theretofore a matter of public knowledge, or (d) disclosed to any person not an employee, except in the ordinary course of business, any trade secret not theretofore a matter of public knowledge;

              (ix) entered into any arrangement, agreement or undertaking not terminable on thirty (30) days' or less notice without cost or liability (including, without limitation, any payment of or promise to pay any bonus or special compensation) with employees except in accordance with established Symmetry policies and practices;

              (x) suffered the occurrence of any event or events which, individually or in the aggregate, has or have resulted in a material adverse change in its operations, prospects, earnings, assets, properties or business, or in its condition, financial or otherwise;

              (xi) declared any dividend or made any payment or distribution to its shareholders;

              (xii) made any loan to or entered into any other transaction with any officer, director or shareholder of Symmetry;

              (xiii) granted any increase in the compensation of or bonuses payable or paid to any of Symmetry's employees or directors;

              (xiv) redeemed, issued or sold or agreed to redeem, issue or sell any shares of its capital stock or options, warrants, pre-emptive or other rights to purchase or acquire securities or capital stock of Symmetry;

              (xv) entered into any other material transaction, contract or commitment other than in the ordinary course of business; or

              (xvi) entered into any binding agreement, arrangement or commitment to do or take any of the foregoing actions.

         (l)  TAXES.

              (i) Symmetry has timely filed all returns, declarations, reports, estimates, information returns and statements (each, a "Return," and, collectively the "Returns") required to be filed with respect to any Taxes (as hereinafter defined) and has timely and properly paid all Taxes that are shown to be due and payable on such Returns, has established on its books and records reserves that are adequate in all material respects for the payment of all Taxes accrued but not yet due and payable, and has complied in


10- AGREEMENT AND PLAN OF MERGER
    all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and timely and properly withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

              (ii) There are no liens for Taxes on the assets of Symmetry except liens for Taxes not yet due. Symmetry has not requested any extension of time within which to file any Return, which Return has not since been filed. No deficiency for any Taxes has been proposed, asserted or assessed against Symmetry which has not been resolved and paid in full. There are no outstanding waivers or consents given by Symmetry regarding the application of the statute of limitations with respect to any Taxes or Returns, and no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Returns.

              (iii)     Symmetry has not filed a consent pursuant to
    Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code applied to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Symmetry. Symmetry is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Symmetry, nor does Symmetry have any knowledge that the Internal Revenue Service (the "IRS") has proposed any such adjustment or change in accounting method.

              (iv) Symmetry has established and will maintain on its books and records reserves adequate in all material respects to pay all Taxes accrued but not yet due and payable, and such reserves are reflected on Symmetry's financial statements to the extent required. Symmetry is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the Code.

              (v) For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

         (m) LITIGATION. There are no actions, claims, suits, proceedings or investigations pending or threatened against Symmetry, at law or in equity, or before or by any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other person, and there are no outstanding or


11- AGREEMENT AND PLAN OF MERGER
unsatisfied judgments, orders, decrees or stipulations against Symmetry or to which it may become a party, or against any director, officer or employee of Symmetry in their capacity or arising out of their duties as a director, officer or employee of Symmetry. Symmetry has no reason to believe that any such action, claim, suit, proceeding or investigation may be brought or threatened against Symmetry, or any of its directors, officers or employees.

         (n) LABOR MATTERS. There are no controversies pending or threatened between Symmetry and any employees of Symmetry. Symmetry has complied with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of withholding and social security and similar taxes the failure to comply with which might materially adversely affect the operations, prospects, earnings, assets, properties or business of Symmetry and Symmetry is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. None of Symmetry's employees is represented by any labor union, and Symmetry has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor unions with respect to employees of Symmetry. Symmetry has not been advised by any officer or employee that he is contemplating leaving Symmetry as a result of the Merger or otherwise. A true and complete list of all of Symmetry's officers and employees and their respective salaries, wages, other compensation and positions is set forth in the Symmetry Disclosure Schedule. All personnel policies and manuals of Symmetry are listed on the Symmetry Disclosure Schedule and true and complete copies of such documents have been delivered to Analogy. No employee or consultant of Symmetry shall have the right to receive from the Surviving Corporation or Analogy a severance payment or other payment in the nature thereof in the event his or her employment is terminated by the Surviving Corporation following the Merger (except any such right granted by Analogy or pursuant to any agreement or policy instituted or adopted by Analogy, including the agreements referred to in Section 7.1(o) hereof and any agreements related thereto).

         (o)  INTANGIBLE PROPERTY.     Symmetry's intangible property consists
of all of the software, trade secrets, know-how, any other confidential or proprietary information of Symmetry, United States and foreign patents, trade names, trademarks and servicemarks and registrations thereof, copyrights and copyright registrations, and applications for any of the foregoing, currently or formerly used in the conduct of the business of Symmetry or created as the property of Symmetry to be licensed to others, including without limitation the items set forth in Section 4.1(o) of the Symmetry Disclosure Schedule (collectively, the "Intangible Property"). To the extent aspects of Intangible Property are amenable to itemization, Section 4.1(o) of the Symmetry Disclosure Schedule sets forth a true and correct list, of all such items of Intangible Property. Section 4.1(o) of the Symmetry Disclosure Schedule also sets forth all licenses or similar agreements or arrangements to which Symmetry is a party, either as licensee or licensor, with respect to the Intangible Property. Except as otherwise disclosed in Section 4.1(o) of the Symmetry Disclosure Schedule:


12- AGREEMENT AND PLAN OF MERGER

              (i) with respect to that subset of the Intangible Property that is the core technology of Symmetry, namely its proprietary modeling process, all of the model library known as SymLib and identified on the Symmetry Disclosure Schedule, the source code for the TFT models included within the SymSpice source code and the source code for the modeling software known as MODPEX (collectively, the "Symmetry Technology") Symmetry is the sole and exclusive owner of all right, title and interest in and to the Symmetry Technology, free and clear of all liens, security interests, charges, encumbrances, or other adverse claims;

              (ii) Symmetry has the right and authority to use the Intangible Property in connection with the conduct of its business in the manner presently conducted;

              (iii) Symmetry has not received notice of, and knows of no basis for, a pending or threatened claim, interference action or other judicial or adversarial proceeding against Symmetry that any of the operations, activities, products, services or publications of Symmetry infringes or will infringe any patent, trademark, servicemark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise misusing the trade secrets, formulae or property rights of others;

              (iv) to the best of Symmetry's knowledge, there are no outstanding, nor are there any threatened, disputes or other disagreements with respect to any licenses or similar agreements or arrangements or with respect to infringement by a third party of any of the Symmetry Technology or any portion of the Intangible Property that Symmetry has acquired the rights to pursuant to the terms of a negotiated agreement;

              (v) the Intangible Property owned or licensed by Symmetry is sufficient to conduct and continue conducting Symmetry's business as presently conducted;

              (vi) to the best of Symmetry's knowledge, Symmetry has taken all steps reasonably necessary to protect its continuing right, title and interest in and to the Intangible Property and its continued use of the Intangible Property; and

              (vii) Symmetry knows of no third party infringing upon or otherwise violating, or threatening to infringe upon or otherwise violate, any of the Intangible Property in which Symmetry has ownership rights.

         (p) BOOKS AND RECORDS. The books and records of Symmetry, including without limitation, the minute books, stock record books and books of account, have been and are complete and correct, and accurately reflect the basis for the financial condition and results of operations of Symmetry as set forth in the Financial Statements.


13- AGREEMENT AND PLAN OF MERGER

         (q) LICENSES, PERMITS, AUTHORIZATIONS, ETC. Symmetry has all approvals, authorizations, consents, licenses, orders, governmental security clearances and registrations and permits of all governmental agencies, whether federal, state or local, United States or foreign, required to permit the operation of its business as presently conducted where the failure to obtain such approvals, authorizations, consents, licenses, orders, governmental security clearances, registrations and permits might materially adversely affect Symmetry's business, financial condition or results of operations. All such approvals, authorizations, consents, licenses, permits, orders, clearances and registrations are in full force and effect and no suspension or cancellation thereof has been threatened, nor is Symmetry in violation of any of the foregoing.

         (r) APPLICABLE LAWS. Symmetry has complied and is in compliance with all United States and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the operation of its business as presently conducted and/or its owned or leased properties the failure to comply with which might materially adversely affect the operations, prospects, earnings, assets, properties or business of Symmetry.

         (s)  EMPLOYEE BENEFIT PLANS.

              (i) EMPLOYEE PLANS. Section 4.1(s) of the Symmetry Disclosure Schedule contains a true, correct and complete list of all pension, profit sharing, benefit, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, other than any "multi-employer plan" as such term is defined in Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), relating to Symmetry's employees, or maintained at any time since its inception by Symmetry or by any other member (hereinafter, an "Affiliate") of any controlled group of corporations, group of trades or businesses under common control, or affiliated service groups (as defined for purposes of Section 414(b), (c) and (m), respectively, of the Code) (the "Employee Plans") and, except as set forth on the Symmetry Disclosure Schedule, Symmetry has no obligations, contingent or otherwise, past or present, under the terms of any Employee Plan or law applicable thereto.

              (ii) PROHIBITED TRANSACTIONS. Neither Symmetry nor any of its Affiliates, directors, officers, employees or agents, or any "party in interest" or "disqualified person," as such terms are defined in Section 3 of ERISA and Section 4975 of the Code, respectively, has, with respect to any Employee Plan, engaged in or been a party to any nonexempt "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, in connection with which, directly or indirectly, Symmetry or any of its Affiliates, directors or employees or any Employee Plan or any related funding medium could be subject to either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.


14- AGREEMENT AND PLAN OF MERGER

              (iii) COMPLIANCE. With respect to each Employee Plan, Symmetry and its Affiliates are in material compliance with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code, applicable to such Employee Plans. To the best of its knowledge, Symmetry and its Affiliates have performed in all material respects all obligations required to be performed by them under, and are not in violation of, and there has been no default or violation by any other party with respect to, any of the Employee Plans. Except as set forth on the Symmetry Disclosure Schedule: (A) none of the Employee Plans which is subject to Title IV of ERISA has been or will be terminated in whole or in part within the meaning of ERISA or the Code; (B) no liability has been or will be incurred through, no event or circumstance has occurred and no event or circumstance will occur prior to, the Closing Date, which could result in such a liability being asserted by the Pension Benefit Guaranty Corporation ("PBGC") with respect to any Employee Plan (other than the payment of annual premiums under Section 4007 of ERISA or benefits payable in accordance with the terms of such Employee Plan); (C) no Employee Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived; (D) neither Symmetry nor any Affiliate has failed to pay any amounts due and owing as required by the terms of any Employee Plan; (E) there has been no "reportable event" within the meaning of Section 4043 of ERISA, or any event described in
    Section 4063(a) of ERISA, with respect to any Employee Plan, other than as disclosed in Section 4.1(s) of the Symmetry Disclosure Schedule; (F) neither Symmetry nor any Affiliate has failed to make any payment to an Employee Plan required under Section 302 of ERISA nor has any lien ever been imposed under Section 302(f) of ERISA; (G) neither Symmetry nor any Affiliate has adopted an amendment to any Employee Plan which requires the provision of security under Section 307 of ERISA; and (H) the PBGC has not instituted any proceedings to terminate an Employee Plan pursuant to
    Section 4042 of ERISA.

              (iv) MULTI-EMPLOYER PLANS. Section 4.1(s) of the Symmetry Disclosure Schedule lists each and every multi-employer plan as that term is defined in Section 4001(a)(3) of ERISA ("Multi-employer Plan") to which Symmetry or its Affiliates contribute or are required to contribute or have ever been required to contribute. No Multi-employer Plan listed in Section 4.1(s) of the Symmetry Disclosure Schedule is in "reorganization" (as defined in Section 4241 of ERISA) or is "insolvent" (as defined in
    Section 4245 of ERISA). Neither Symmetry nor any Affiliate has withdrawn or is reasonably expected to withdraw from a Multi-employer Plan in a complete or partial withdrawal which has resulted or will result in "withdrawal liability," as defined for purposes of Part I of Subtitle I of
    Part IV of ERISA, with respect to any such plan which has not been satisfied in full. Symmetry and its Affiliates have made all contributions to any such plan as are required through the Closing Date under the terms of any such applicable law; and no event has occurred, or will occur prior to the


15- AGREEMENT AND PLAN OF MERGER

    Closing Date, which could give rise to any other liability (other than a continuing obligation to contribute to such plan(s) under the terms of any applicable collective bargaining agreements) on the part of Symmetry or Analogy, or their Affiliates, officers, employees or directors with respect to such plan(s).

              (v) RETIREE BENEFITS. Except as set forth in Section 4.1(s) of the Symmetry Disclosure Schedule, no Employee Plan provides health or life insurance benefits for retirees. No such plan contains any provisions, and no commitments or agreements exist, which in any way would limit or prohibit Analogy from amending any such plan to reduce or eliminate such retiree benefits.

              (vi) COPIES OF EMPLOYEE PLANS AND RELATED DOCUMENTS. Symmetry has previously delivered to Analogy true and complete copies of all Employee Plans which have been reduced to writing and written descriptions of all Employee Plans which have not been reduced to writing, all agreements, including trust agreements and insurance contracts, related to such Employee Plans, and the Summary Plan Description and all modifications thereto for each Employee Plan communicated to employees. With respect to each Employee Plan that is a "defined benefit plan," as such term is defined in Section 3(35) of ERISA ("Defined Benefit Plan"), true and complete copies of (A) the annual actuarial valuation reports for the last five years, (B) the Form 5500 and Schedule A and B thereto, filed for the last five years and (C) any filing made with the PBGC, Internal Revenue Service or Department of Labor, or any correspondence with or from such agencies, regarding the termination of any such defined Benefit Plan, have been delivered to Analogy.

              (vii) QUALIFICATIONS. Each Employee Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify and continues to so qualify, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501(a), and continue to be so exempt. Each Employee Plan which is a funded welfare benefit plan intended to be exempt from tax under the provisions of Section 501(c)(9) of the Code has been determined by the Internal Revenue Service to be so exempt and continues to be so exempt. Copies of all determination letters with respect to each such Employee Plan have been previously delivered by Symmetry to Analogy, and nothing has occurred, or will occur prior to the Closing Date, which might cause the loss of such qualification or exemption, no such Employee Plan has been operated in a manner which would cause it to be disqualified in operation, and all such Employee Plans have been administered in compliance with and consistent with all applicable requirements of the Code and ERISA, including, without limitation, all reporting, notice, and disclosure requirements.


16- AGREEMENT AND PLAN OF MERGER

              (viii)    FUNDING STATUS, ETC.

                   (A)  Except as set forth in the Symmetry Disclosure
Schedule, neither Symmetry nor any corporation or trade or business (whether or not incorporated) which would be treated as a member of the controlled group of Symmetry under Section 4001(a)(14) of ERISA would be liable for (1) any amount pursuant to Section 4062, 4063, 4064, 4068 or 4069 of ERISA if any of the Employee Plans which are subject to Title IV of ERISA were to terminate or
(2) any amount pursuant to Section 4201 of ERISA if a complete or partial withdrawal from any Multi-employer Plan listed in the Symmetry Disclosure Schedule occurred before the Closing Date. Except as set forth in the Symmetry Disclosure Schedule, all Employee Plans which are subject to Title IV of ERISA have no amount of unfunded benefit liabilities, as defined in
Section 4001(a)(18) of ERISA. There is no unpaid contribution due with respect to the plan year of any Defined Benefit Plan ended prior to the Closing Date, as required under the minimum funding requirements of Section 412 of ERISA.

                   (B) With respect to each Employee Plan which is a qualified defined contribution pension, profit-sharing or stock bonus plan, as defined in ERISA, all employer contributions accrued for plan years ending prior to the Closing Date under the plan terms and applicable law have been made by Symmetry.

                   (C) All premiums or other payments required by the terms of any group or individual insurance policies and programs maintained by Symmetry and covering any present or former employees of Symmetry with respect to all periods up to and including the Closing Date have been fully paid for the length of the obligation.

              (ix) CLAIMS AND LITIGATION. Except as set forth in Section 4.1(s) of the Symmetry Disclosure Schedule, there are no pending, and to the best of Symmetry's knowledge, threatened claims, suits or other proceedings by present or former employees of Symmetry or its Affiliates, plan participants, beneficiaries or spouses of any of the above, the Internal Revenue Service, the PBGC, the Department of Labor, or any other person or entity (including claims against the assets of any trust) involving any Employee Plan, or any rights or benefits thereunder, other than ordinary and usual claims for benefits by participants or beneficiaries, including claims pursuant to domestic relations orders.

              (x) NO IMPLIED RIGHTS. Nothing expressed or implied herein shall confer upon any past or present employee of Symmetry or its Affiliates, his or her representatives, beneficiaries, successors and assigns, or upon any collective bargaining agent, any rights or remedies of any nature, including, without limitation, any rights to employment or continued employment with Symmetry, Analogy, or any successor or affiliate.


17- AGREEMENT AND PLAN OF MERGER

         (t)  ENVIRONMENTAL LAWS AND REGULATIONS.

              (i)  CERTAIN DEFINITIONS.  For purposes of this Agreement:

                   (A) "Hazardous Substance" means any chemical, pollutant, contaminant, waste (including, without limitation, toxic, hazardous, infectious, sanitary, solid, radioactive and petroleum waste, collectively, "Waste"), toxic substance, hazardous substance, extremely hazardous substance, hazardous material, radioactive material, oil and petroleum product, as such terms, or any similar terms, are or shall be used under any applicable federal, state, local and foreign laws, regulations, rules, ordinances, permits (including, without limitation, authorizations, approvals, registrations and licenses, collectively, "Permits"), administrative orders, judicial decisions or the like (collectively, "Laws") relating to pollution or protection of the environment, natural resources or human health.

                   (B)  "Environmental Laws" means any and all Laws relating to
(1) pollution or protection of the environment, natural resources or human safety and health from any Hazardous Substance or (2) nuisance, trespass or "toxic tort," so called, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance or otherwise relating to the manufacture, processing, importation, distribution, use, generation, treatment, storage, disposal, transportation or handling of any Hazardous Substance. Environmental Laws include, but are not limited to, the Clean Air Act, the Federal Water Pollution Control Act as amended by the Clean Water Act of 1977, the Safe Drinking Water Act, the Occupational Safety and Health Act of 1970 ("OSHA Act"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Hazardous and Solid Waste Amendments of 1984, the Medical Waste Tracking Act, the Hazardous Materials Transportation Act, and the Toxic Substances Control Act of 1976 ("TSCA"), and any rules and regulations promulgated thereunder.

                   (C) "Environmental Claim" means any civil, criminal or investigative action, suit, litigation, hearing, communication (written or oral), demand, claim, citation, notice or notice of violation, warning, consent decree, judgment or order by any person or entity alleging, claiming, concerning or finding liability or potential liability (including, without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response or oversight costs, natural resources damages, property damages, penalties, personal injuries, death or any other damages or costs, including, without limitation, litigation and settlement costs and consultants' and attorneys' fees) arising out of, based on or resulting from, in whole or in part, the actual or alleged presence, threatened release, release, emission, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance at or from any location.


18- AGREEMENT AND PLAN OF MERGER

              (ii) PERMITS. Symmetry possesses and is in compliance with all Permits required under applicable Environmental Laws in connection with Symmetry's business and operations or its assets and properties where the failure to possess or comply might materially adversely affect Symmetry, its business or operations, and each of such Permits is listed in Section 4.1(t) of the Symmetry Disclosure Schedule.

              (iii) COMPLIANCE WITH ENVIRONMENTAL LAWS. (A) Symmetry is, and its business, operations, assets and properties are, in compliance with all Environmental Laws; (B) to Symmetry's knowledge, neither the real property owned, leased, operated or controlled, directly or indirectly, by Symmetry, nor, any other real property contiguous thereto, is or has been designated by any state, local or federal agency or body as a hazardous waste disposal site or a site or location requiring investigation concerning, or management, cleanup or removal of, any Hazardous Substance;
    (C) to Symmetry's knowledge, there has never been any release or threatened release, emission, disposal, storage, transportation, generation, manufacture or use of any Hazardous Substance from or on any real property owned, leased, operated or controlled, directly or indirectly, by Symmetry, nor any other real property contiguous thereto, in violation of any Environmental Laws; and (D) to Symmetry's knowledge, there are no actions, activities, circumstances, conditions, events, incidents, practices, plans or proposed Environmental Laws that may interfere with or prevent Symmetry's future conduct of Symmetry's business and operations or use of Symmetry's assets and properties at their maximum potential production or operational capacity in full compliance with all applicable Environmental Laws.

              (iv) ENVIRONMENTAL CLAIMS. There are no Environmental Claims pending or, to Symmetry's knowledge, threatened against Symmetry or against any person or entity whose liability for any Environmental Claim Symmetry has retained or assumed either contractually or by operation of law.

              (v) POTENTIAL ENVIRONMENTAL CLAIMS. There are no past or present actions, activities, circumstances, conditions, events, incidents or practices, including, without limitation, the release, threatened release, emission, discharge, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance that could form the basis of any Environmental Claim against Symmetry or, to Symmetry's knowledge, against any person or entity whose liability for any Environmental Claim Symmetry has retained or assumed either contractually or by operation of law.

              (vi) WASTE. All Waste or Waste generated in connection with Symmetry's business, operations, assets and properties related thereto has been (A) treated, stored or disposed of by or at facilities duly licensed


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

    pursuant to applicable Environmental Laws and (B) transported to such facilities by transporters duly licensed pursuant to applicable Environmental Laws. Symmetry has maintained true and complete records relating to the generation, transportation, treatment, storage and disposal of Waste generated in connection with Symmetry's business, operations, assets and properties.

              (vii) SYMMETRY'S HAZARDOUS SUBSTANCES. Each Hazardous Substance used, manufactured, imported, processed, stored, treated, transported, released or disposed of in connection with Symmetry's business, operations, assets or properties is listed in the Symmetry Disclosure Schedule.

              (viii)    ASBESTOS, PCBS AND STORAGE TANKS.  Except as listed in
    Section 4.1(t) of the Symmetry Disclosure Schedule, without in any way limiting the generality of the foregoing, there is no asbestos contained in or forming part of any building, building component, structure, improvement or office space owned, operated, leased or controlled, directly or indirectly, by Symmetry; no polychlorinated biphenyls (PCBs) are used or stored at any property owned, operated, leased or controlled, directly or indirectly, by Symmetry; and no storage tanks (above or below ground) exist at any property owned, operated, leased or controlled, directly or indirectly, by Symmetry.

              (ix) ENVIRONMENTAL REPORTS. Symmetry has delivered to Analogy all environmental inspection reports ("Environmental Reports") prepared by any person or entity concerning compliance with applicable Environmental Laws of Symmetry's business, operations, assets or properties and the use, manufacture, importation, processing, storage, treatment, transportation, release or disposal therefrom, therein or thereon of any Hazardous Substance. All such Environmental Reports are listed in the Symmetry Disclosure Schedule.

         (u) INSURANCE. Symmetry has and shall maintain in full force and effect policies of insurance of the types and in the amounts customarily carried by comparable businesses in Symmetry's circumstances. Symmetry is the sole owner of each of such policies, and all premiums due thereon have been paid. Copies of such insurance policies have previously been delivered by Symmetry to Analogy, and nothing has occurred, or will occur prior to the Closing Date, which might cause any insurer to cancel or otherwise terminate any such policy.

         (v) TITLE TO REAL AND PERSONAL PROPERTIES, ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF PROPERTIES.

              (i) Except as described in the following sentence, Symmetry has good and marketable title to, and owns outright, all of its real and personal properties and assets (including, but not limited to, the assets reflected in Symmetry's balance sheet as of September 30, 1996), except for those disposed of in the ordinary course of business, and none of such assets is encumbered by any mortgage, lien, claim or encumbrance


20- AGREEMENT AND PLAN OF MERGER
    except liens, claims or encumbrances reflected in said balance sheet or (where required) in the notes thereto, and liens for taxes which are not yet due and payable. All leases pursuant to which Symmetry leases any real or personal property are valid and binding in accordance with their respective terms, and there is not under any such lease any existing default by Symmetry, event of default or event which, with notice and/or lapse of time, would constitute a default.

              (ii) All buildings and material fixtures and equipment owned or used by Symmetry have been properly maintained and are in good operating order and repair, ordinary wear and tear excepted, and to the best of Symmetry's knowledge, are in compliance in all material respects with all zoning, building and fire codes and all other laws, rules, regulations and requirements of governmental authorities and the fire insurance rating association having jurisdiction. All leases of real or personal property to which Symmetry is a party are fully effective and afford Symmetry peaceful and undisturbed possession of the subject matter of the lease. To the best knowledge of Symmetry, the buildings, plant, structures and equipment of Symmetry are structurally sound with no known defects and are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plant, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

              (iii) To the best knowledge of Symmetry, neither the whole nor any portion of the real or personal property used or owned by Symmetry is subject to any decree or order of a governmental body to be sold or is being condemned, expropriated or otherwise taken by any governmental body or other person with or without payment of compensation thereof, nor has any such condemnation, expropriation or taking been proposed.

         (w)  INVENTORY.     All inventory of Symmetry, whether or not
reflected in the Financial Statements, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below standard quality, all of which have been written off or written down or reserved to be written off or written down to net realizable value in the Financial Statements. All inventories not written off or written down have been priced at the lower of average cost or market. The quantities of each type of inventory are, in the reasonable judgment of Symmetry's management, not excessive, but are reasonable and warranted in the present circumstances of Symmetry. All work in process and finished goods inventory is free of any known defect or other deficiency.

         (x) MATERIAL CONTRACTS. Section 4.1(x) of the Symmetry Disclosure Schedule lists all material contracts, instruments, agreements or commitments (whether oral or written) relating to the conduct of the business of Symmetry. Symmetry has made available to Analogy true and correct copies of each document and a written description, accurate in all material


21- AGREEMENT AND PLAN OF MERGER
respects, of each oral arrangement so listed. Without limiting the generality of the foregoing, the aforesaid list includes all contracts, agreements, instruments of the following types to which Symmetry is a party:

              (i) any contract which involves or may involve future expenditures or obligations on the part of Symmetry of more than $10,000 or any such contract continuing over a period of more than six months from its date, or any contract for the sale of products or rendering of services not in the ordinary course of business;

              (ii) any contract for the employment of any individual and any consulting agreement with an individual or an entity;

              (iii) any bonus, incentive, deferred compensation, severance pay, pension, profit sharing, retirement, death benefit, employee stock purchase, stock option, employee benefit, employee incentive, fringe benefit, medical or dental insurance or plan, life insurance, vacation pay, or similar or like plan, agreement or arrangement, together with a list of all employees or former employees currently receiving benefits thereunder;

              (iv) any collective bargaining agreement or other agreement with any labor union or other organization (Symmetry hereby represents that no other such agreement has been requested by, or is under discussion by management with, any group of employees or others);

              (v) any lease of any real or personal property or deeds or other instruments representing ownership of any real property;

              (vi) any mortgage, security agreement, chattel mortgage or conditional sales agreement or any similar instrument or agreement;

              (vii) any agreement, indenture or other instrument relating to the borrowing of money, or the guaranty of any obligation including, without limitation, for the borrowing of money and a list of all bank accounts identifying authorized signatories;

              (viii) any joint venture, partnering, strategic alliance or other similar agreement;

              (ix) any sales representative or distributorship agreement;

              (x) any dealer, reseller, OEM, value added reseller, agency or franchise agreement;


22- AGREEMENT AND PLAN OF MERGER

              (xi) any agreement not made in the ordinary and normal course of business;

              (xii) any agreement of any nature with officers, directors, shareholders or other affiliates of Symmetry whether any such person's interest is direct or indirect;

              (xiii) any agreement which requires prior approval in connection with a change in control of Symmetry or which will be in default or which gives rise to termination rights following a change in control of Symmetry;

              (xiv) any agreement which provides, initially or contingently, for the escrow or release to a third party of any source code of Symmetry;

              (xv) any agreement which commissions the creation of intangible property or which otherwise relates to the purchase of intangible property;

              (xvi) any agreement which involves the licensing by or to Symmetry of any software or other technology, know-how, trade secret, confidential or proprietary information, which is necessary to the conduct of, or material to, the business of Symmetry;

              (xvii) any non-competition agreement, confidentiality/ non-disclosure or assignment of inventions agreement (both for the benefit of and/or restricting Symmetry);

              (xviii)   any property, casualty, director and officer liability
    and other forms of insurance; and

              (xix) any agreements which in any material way limit the freedom of Symmetry from competing in any geographic area, business or product line or with any person or entity.

All documents, rights, obligations, contracts, agreements and commitments referred to in the Symmetry Disclosure Schedule are valid and enforceable in accordance with their respective terms for the periods stated therein and except as disclosed in Section 4.1(x) of the Symmetry Disclosure Schedule, there are not under any of them existing defaults, events of default or events which with notice and/or lapse of time would constitute defaults.

         (y) LOANS, NOTES, ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. The loans, notes and accounts receivable of Symmetry reflected in the balance sheet of Symmetry as at September 30, 1996, and all loans, notes and accounts receivable arising after September 30, 1996, and prior to the Closing Date arose, and will arise, from bona fide transactions in the ordinary course of business of Symmetry and have been collected or are reasonably expected to


23- AGREEMENT AND PLAN OF MERGER
be collected within payment periods that are both usual and expected in Symmetry's industry and no longer than Symmetry's past experience, and at the aggregate recorded amount thereof . The accounts payable of Symmetry reflected on such balance sheet and all accounts payable arising after September 30, 1996, and prior to the Closing Date arose, and will arise, from bona fide transactions in the ordinary course of business of Symmetry. The method of computing all reserves as at the Closing Date will not change from the method of computing said reserves on September 30, 1996. On the Closing Date, Symmetry shall have no accounts or loans receivable from any person, firm or corporation with which it is affiliated, or from any of its directors, officers or employees except for customary advances to personnel incurred in the ordinary course of business and except as disclosed in Section 4.1(y) of the Symmetry Disclosure Schedule.

         (z)  TRANSACTIONS WITH RELATED PARTIES.  Except as set forth in
Section 4.1(z) of the Symmetry Disclosure Schedule, no officer, director, or person known to Symmetry to own more than one percent (1%) of Symmetry's common stock (each, a "Related Party," and, collectively, the "Related Parties") was, during the year ended December 31, 1995, or thereafter, or is presently, a party, directly or indirectly to any transaction or presently proposed transaction with Symmetry. Except as set forth in Section 4.1(z) of the Symmetry Disclosure Schedule; (i) since December 31, 1995 there have been no transactions between Symmetry and any Related Party or any payment (however characterized) by Symmetry to any Related Party or by any Related Party to Symmetry (other than payments in the ordinary course and consistent with past practice in respect of salary, wages or reimbursable expenses); (ii) there is no lease, agreement or commitment between Symmetry and any Related Party; (iii) no Related Party has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Symmetry; (iv) no Related Party is indebted to Symmetry; and (v) Symmetry is not indebted to any Related Party.

         (aa) FULL DISCLOSURE.  All information furnished by Symmetry to
Analogy pursuant to or in connection with this Agreement and all instruments and agreements executed in connection herewith, taken together as a whole, is, and will be on the Closing Date, accurate and complete and does and will on the Closing Date include all material facts required to be stated therein or necessary to make the statements therein not misleading. All documents furnished by Symmetry to Analogy pursuant to or in connection with this Agreement are true and correct copies, except to the extent that Symmetry has informed Analogy otherwise in writing and provided or identified true and correct copies thereof, and there are no amendments or modifications thereto except as otherwise set forth in such documents or information. As of the date of this Agreement, Symmetry has disclosed to Analogy all events, conditions and facts known to it materially affecting the business and prospects of Symmetry. Symmetry has not withheld knowledge of any such events, conditions or facts which it knows, or which it has reasonable grounds to know, may reasonably affect the business and prospects of Symmetry.


24- AGREEMENT AND PLAN OF MERGER

         (ab) BANKING RELATIONSHIPS. Section 4.1(ab) of the Symmetry Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Symmetry maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom. At the Closing, Symmetry will deliver to Analogy copies of all records, including all signatures or authorization cards, pertaining to such safe deposit boxes and bank accounts.

         (ac) ABSENCE OF CERTAIN COMMERCIAL PRACTICES. Symmetry and its directors and officers, and, to the best knowledge of Symmetry, its other employees, agents or other persons acting on its behalf have not (i) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other person which is or may be in a position to help or hinder Symmetry or assist Symmetry in connection with any proposed transaction, which gift or similar benefit, if not given in the past, could have materially adversely affected the assets, business, prospects, condition (financial or otherwise) or results of operations of Symmetry, or which, if not continued in the future, could materially adversely affect the assets, business, prospects, condition (financial or otherwise) or results of operations of Symmetry, or (ii) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or otherwise or established or maintained any unlawful or unrecorded funds which would be in violation of Section 30A of the Securities Exchange Act of 1934, as amended, were that provision applicable. Symmetry and its directors and officers or, to the best knowledge of Symmetry, its employees, other agents or other persons acting on its behalf have not accepted or received any unlawful contributions, payments, gifts or expenditures.

         (ad) BROKERS. No Broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Symmetry.

         (ae) TAX-FREE REORGANIZATION. Symmetry has no reason to believe that the Merger will not qualify as a tax-free reorganization within the meaning of
Section 368(a)(2)(E) of the Code.

    4.2 REPRESENTATIONS AND WARRANTIES OF ANALOGY AND SUBSIDIARY. In order to induce Symmetry to enter into this Agreement, Analogy and Subsidiary jointly and severally represent and warrant to Symmetry, subject to the matters set forth in the Analogy Disclosure Schedule delivered herewith, as follows:

         (a) ORGANIZATION, GOOD STANDING, POWER, ETC. Each of Analogy and Subsidiary is a corporation duly organized and validly existing under the laws of the State of Oregon, has all requisite corporate power and authority to own, operate and lease its properties


25- AGREEMENT AND PLAN OF MERGER
and to carry on its business as now being conducted, and is duly qualified and in good standing in each jurisdiction in which the property owned, leased or occupied by it or the nature of the business conducted by it makes such qualification necessary.

         (b) MERGER STOCK. The shares of common stock of Analogy to be issued to the shareholders of Symmetry in connection with the Merger have been duly authorized by all necessary corporate action by Analogy and, when issued and delivered by Analogy pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

         (c) POWER, DUE AUTHORIZATION. Each of Analogy and Subsidiary has the power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder in accordance with the terms hereof, and all necessary corporate action to authorize the consummation of the transactions contemplated by this Agreement on the part of each of Analogy and Subsidiary has been duly and effectively taken, including, without limiting the generality of the foregoing, the approval thereof by the Boards of Directors of Analogy and Subsidiary and by Analogy as the sole shareholder of Subsidiary.

         (d) NO CONFLICT. Neither the execution and delivery of this Agreement nor the performance of Analogy's or Subsidiary's obligations hereunder will (i) violate any provision of the Articles of Incorporation or Bylaws of Analogy or Subsidiary, (ii) violate any material provision of any applicable statute or law or any judgment, decree, order, regulation or rule of any court or governmental body applicable to Analogy or Subsidiary, or (iii) constitute a material breach or default (or an event which, with notice or lapse of time or both, would constitute a material default) under any material contract, commitment, agreement, lease or other obligation to which Analogy or Subsidiary is party.

         (e) BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Analogy.

         (f) ADDITIONAL INFORMATION. Analogy represents and warrants that the information contained in the following documents, which Analogy has furnished to Symmetry or will furnish if requested by Symmetry prior to the Closing, is or will be true and correct in all material respects as of the respective filing dates:

              (i) Analogy's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 (without exhibits unless specifically requested);

              (ii) Analogy's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (without exhibits unless specifically requested);


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

              (iii) Analogy's Current Reports on Form 8-K filed with the Securities and Exchange Commission (the "SEC") since March 31, 1996, if any; and

              (iv) Notice of Annual Meeting and Proxy Statement for Analogy's 1996 Annual Meeting of Shareholders.

         (g) NO MATERIAL CHANGE. As of the date hereof, there has been no material adverse change in Analogy's financial condition, results of operations, business or prospects since June 30, 1996.

         (h)  SEC REPORTS.

              (i) Analogy has filed with the SEC all reports (the "SEC Reports") required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All of the SEC Reports filed by Analogy complied in all material respects with the requirements of the Exchange Act. None of the SEC Reports contained as of the respective dates thereof, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. All financial statements contained in the SEC Reports have been prepared in accordance with generally accepted accounting principles consistently applied throughout the applicable periods ("GAAP"). Each consolidated balance sheet included in the SEC Reports presents fairly in accordance with GAAP the consolidated financial position of Analogy as of the date of such balance sheet, and each consolidated statement of operations, shareholders' equity and cash flows presents fairly in accordance with GAAP the consolidated results of operations, shareholders' equity and cash flow of Analogy for the periods then ended.

              (ii) No event has occurred since June 30, 1996 which requires the filing of an SEC Report that has not heretofore been filed and furnished to Symmetry, excepting only the end of the second quarter of Analogy's fiscal year 1997 on September 30, 1996.


                                      ARTICLE V

                                 SYMMETRY'S COVENANTS

    5.1 SHAREHOLDER'S MEETING. Symmetry shall, as promptly as practicable, but in no event later than November 14, 1996, take any and all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws
(i) to convene a meeting of its shareholders to consider and vote upon the approval of this Agreement, or (ii) to obtain the


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

written consent of its shareholders thereto. Immediately upon setting a record date, if applicable, for the shareholders entitled to vote at such meeting and immediately upon any subsequent change thereof, Symmetry shall send written notice thereof to Analogy. The Board of Directors of Symmetry shall, subject to its fiduciary duty to Symmetry's shareholders, recommend such approval and shall take all lawful action to solicit such approval.

    5.2 CONDUCT OF SYMMETRY PRIOR TO THE CLOSING DATE. During the period from the date hereof through the later of (i) the Closing Date, and (ii) the Effective Time, Symmetry will conduct its business and affairs as follows:

         (a) OPERATION OF BUSINESS. Symmetry will operate its business only in the usual, regular and ordinary manner so as to maintain the goodwill it presently enjoys, will make no material changes in its operations, and, to the extent consistent with such operation, will use its best efforts to (i) preserve intact its present business organization, (ii) preserve its present relationship with its customers, suppliers, distributors, value added resellers, consultants, joint venturers, strategic partners and others with which it has business dealings, and (iii) keep in its employ substantially all of its key personnel.

         (b) MAINTAIN PROPERTIES. Symmetry will maintain all of its properties in good repair, order and condition, reasonable wear and use excepted, and will maintain insurance upon all of its properties and with respect to the conduct of its business in such amounts and of such kinds as are in effect on the date of this Agreement or as the same may be added to by mutual agreement of Symmetry and Analogy.

         (c) BOOKS AND RECORDS. Symmetry will maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years.

         (d) ENCUMBRANCES. Symmetry will not encumber or mortgage any of its property or assets except in the usual and ordinary course of business or enter into any contract or commitment which by reason of its size or otherwise is not in the usual and ordinary course of business, and Symmetry will not, other than in the usual and ordinary course of its business, dispose of, sell, or convey or acquire any assets or property. Symmetry shall not enter into any transaction which if effected before the date of this Agreement would constitute a breach of the representations, warranties or agreements contained herein.

         (e) COMPLIANCE. Symmetry will comply with the provisions of all laws, regulations, ordinances, and judicial decrees applicable to it or the conduct of its business the failure to comply with which might materially adversely affect its operations, prospects, earnings, assets, properties or business.

         (f)  NO SOLICITATION.   Symmetry will not, nor will it permit any of
its officers, directors, employees, agents, or representatives (including, without limitation,


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

investment bankers, attorneys and accountants), directly or indirectly to,
(i) initiate, contract with, solicit or encourage any inquiries or proposals by, or (ii) enter into any discussions or negotiations with, or disclose directly or indirectly any information concerning its business and properties to, or afford any access to its properties, books, and records to, any corporation, partnership, person, or other entity or group in connection with any possible proposal (an "Subsidiary Proposal") regarding a sale of Symmetry's capital stock or a merger, consolidation, or sale of all or a substantial portion of its assets, or any similar transaction. Symmetry will provide written notice to Analogy immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested with respect to an Subsidiary Proposal or potential Subsidiary Proposal or if any Subsidiary Proposal is received or indicated to be forthcoming.

         (g)  ACTIONS WITH RESPECT TO CHARTER DOCUMENTS, CAPITAL STOCK.
Symmetry will not, without the prior written approval of Analogy: (i) amend or otherwise change its Articles of Incorporation or Bylaws, as each such document is in effect on the date hereof; (ii) issue or sell, or authorize for issuance or sale, additional shares of any class of its capital stock or options, warrants or other securities exercisable for or convertible into such capital stock; (iii) declare, set aside, make or pay any dividend or other distribution with respect to its capital stock or options, warrants or other securities exercisable for or convertible into such capital stock; (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (v) take any action to change the number of directors of its Board of Directors or to change the members of its Board of Directors; or (vi) take any action to accelerate the vesting of any option to purchase its capital stock.

         (h) ACCESS. Symmetry will afford Analogy and its officers, employees, counsel, accountants and other authorized representatives access, during normal business hours, to all of the properties, books, contracts, commitments and records of Symmetry and will furnish promptly to Analogy all other information concerning its business, properties and personnel as Analogy may reasonably request, provided that no investigation pursuant to this
Section 5.2(h) shall affect or be deemed to modify any representation or warranty made by Symmetry, or the conditions to the obligations of Symmetry to consummate the Merger.

         (i) NOTIFICATION OF CERTAIN MATTERS. Symmetry shall give prompt notice to Analogy of: (i) the occurrence of, or any communication relating to, a default or event which, with notice or lapse of time or both would become a default under any agreement, indenture or instrument material to the financial condition, properties, business or results of operations of Symmetry, to which Symmetry is a party or is subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; and
(iii) any material adverse change in the financial condition, properties, business, results of operations or prospects of Symmetry, or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, would result in any such change.


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

    5.3 PUBLICITY. Symmetry shall not issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior written approval of Analogy.


                                     ARTICLE VI

                                   MUTUAL COVENANTS

    6.1 BEST EFFORTS. Subject to the terms and conditions hereof each party to this Agreement agrees to fully cooperate with the others and the others' counsel, accountants and representatives in connection with any steps required to be taken as part of its obligations under this Agreement. Each party to this Agreement agrees that it will use its reasonable best efforts (without incurring material expense) to cause all conditions to its obligations under this Agreement to be satisfied as promptly as possible, and will not knowingly undertake a course of action inconsistent with this Agreement or which would make any of its representations, warranties, agreements or covenants in this Agreement untrue in any material respect or any conditions precedent to its obligations under this Agreement unable to be satisfied at or prior to the Closing.

    6.2 FILINGS; OTHER ACTION. Subject to the terms and conditions hereof, Analogy and Symmetry shall (a) cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, foreign jurisdictions and third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely make all such filings and timely seek all such consents, approvals, permits or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Symmetry and Analogy shall take all such necessary action.

    6.3 TAX-FREE REORGANIZATION. From and after the Effective Time, neither Analogy nor the Surviving Corporation shall take or suffer to be taken any action which will cause the Merger not to constitute a tax-free reorganization within the meaning of Section 368(a)(2)(E) of the Code.

    6.4 FURTHER ACTION. Subject to the fulfillment or waiver, at or before the Effective Time, of each of the conditions of performance set forth herein, each party hereto shall perform



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

such further acts and execute such documents as may be reasonably required to effectuate the Merger.


                                     ARTICLE VII

                                      CONDITIONS

    7.1 CONDITIONS TO OBLIGATIONS OF ANALOGY AND SUBSIDIARY. The obligations of Analogy and Subsidiary to effect the Merger are also subject to the satisfaction or waiver by Analogy and Subsidiary at or prior to the Effective Time of the following conditions:

         (a) SYMMETRY SHAREHOLDER APPROVAL. This Agreement, the Merger and the other transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of Symmetry in accordance with the Corporations Code and Symmetry's Articles of Incorporation and Bylaws. Analogy shall have received a certificate signed on behalf of Symmetry by the Secretary of Symmetry to such effect.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Symmetry set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date). Analogy shall have received a certificate signed on behalf of Symmetry by the Chief Executive Officer and the Chief Financial Officer of Symmetry to the foregoing effect.

         (c) PERFORMANCE OF OBLIGATIONS BY SYMMETRY. Symmetry shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Analogy shall have received a certificate signed on behalf of Symmetry by the Chief Executive Officer and the Chief Financial Officer of Symmetry to such effect.

         (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement (an "Order") shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restricts or makes illegal consummation of the Merger.

         (e) PROCEEDINGS AND LITIGATION. On the Closing Date, no action or proceeding shall be threatened, instituted or pending by or before any court or any governmental or other regulatory or administrative body requesting or looking toward an order, judgment or decree which (i) questions the validity of or seeks to restrain or prohibit the consummation of the transactions contemplated hereby; (ii) seeks to compel Analogy to hold separate all or a


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

material portion of Symmetry's business or assets as a result of the transactions contemplated hereby; or (iii) in the reasonable judgment of Analogy, would have a material adverse effect on the business or financial condition of Symmetry or the Surviving Corporation.

         (f) EMPLOYEE RETENTION. At the Effective Time, the employees identified in Exhibit 7.1(f) attached hereto shall continue to be employed by Symmetry and shall not have indicated either to Analogy or Symmetry an intention to terminate their employment with the Surviving Corporation following consummation of the Merger.

         (g) RESIGNATIONS. All directors and officers of Symmetry whose resignation shall have been requested by Analogy not less than two days before the Closing Date shall have submitted their resignations effective as of the Closing Date, and copies of such resignations shall have been provided to Analogy prior to Closing.

         (h) OPINION LETTER OF COUNSEL FOR SYMMETRY. Analogy shall have received an opinion letter of Cooley Godward LLP, counsel for Symmetry, dated the Closing Date, in form and substance satisfactory to Analogy and its counsel, to the effect set forth in Exhibit 7.1(h) attached hereto.

         (i) DISSENTING SHAREHOLDERS. Holders of no more than five percent (5%) of the issued and outstanding shares of Symmetry capital stock shall have filed written objection to the Merger with Symmetry prior to the taking of the vote of the Symmetry shareholders with respect thereto.

         (j) INVESTMENT REPRESENTATIONS. All shareholders of Symmetry who have voted in favor of the Merger and this Agreement shall have entered into agreements in the form of Exhibit 7.1(j) attached hereto with respect to the Analogy Shares to be issued to them hereunder, which agreements shall become effective on the Closing Date.

         (k) NO MATERIAL ADVERSE CHANGE. Since June 30, 1996, there shall have been no material adverse change in the operations, prospects, earnings, assets, properties, business, or condition (financial or otherwise) of Symmetry, except for the tax accrual reflected on Symmetry's September 30, 1996 financial statements; nor shall there exist any condition that, to Symmetry's knowledge, could reasonably be expected to result in such a material adverse change, and Analogy shall have received a certificate signed on behalf of Symmetry by the Chief Executive Officer and the Chief Financial Officer of Symmetry to such effect.

         (l) FILINGS AND CONSENTS. On the Closing Date, other than the filing of Articles of Merger, all filings required to be made prior to the Effective Time by Symmetry with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by Symmetry from, governmental authorities and other persons in connection with the


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

execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, as the case may be.

         (m) PROCEEDINGS SATISFACTORY TO COUNSEL. All proceedings taken by Symmetry and all instruments executed and delivered by Symmetry in connection with the Merger at or prior to the Closing Date shall be reasonably satisfactory in form and substance to counsel for Analogy.

         (n) NON-COMPETITION, NONDISCLOSURE AGREEMENTS. There shall have been delivered to Analogy Non-competition, Assignment of Invention and Non-disclosure Agreements, substantially in the form attached hereto as Exhibit 7.1(n), executed by the following persons: Wenge Wu, E-Hui Xu, Zheng Shi, Qing Chang and Marcia Gold.

         (o) EMPLOYMENT AGREEMENTS. There shall have been delivered to Analogy Employment Agreements, substantially in the form attached hereto as
Exhibit 7.1(o), executed by the following persons: Alan Grebene, Chenmin Hu and Andrew Hughes.

         (p) PRIVATE PLACEMENT EXEMPTION. Analogy shall have received evidence reasonably satisfactory to it that the issuance and exchange of shares of Analogy common stock for the Symmetry Shares pursuant to the terms of this Agreement are exempt from the registration requirements of the Securities Act (as hereinafter defined) pursuant to Section 4(2) under the Securities Act.

         (q) NO ENCUMBRANCES. Analogy shall have received evidence satisfactory to it, such evidence to consist of the representations and warranties contained in the agreement attached hereto as Exhibit 7.1(j), together with evidence of the release of the liens granted to Symmetry pursuant to the stock pledge agreements executed by the Shareholders in favor of Symmetry, that the Symmetry Shares to be surrendered at the Closing to Analogy for exchange in connection with the Merger are free and clear of all liens, claims and encumbrances and all right, title and interest of others.

         (r) ESCROW AGREEMENT. Analogy, the escrow agent and the Shareholder Representatives (as hereinafter defined) shall have entered into an Escrow Agreement (as hereinafter defined) in form and substance satisfactory to Analogy, which Escrow Agreement shall become effective upon the Effective Time.

         (s) PAYMENT OF NOTES. Analogy shall have received evidence satisfactory to it that the promissory notes delivered by Chenmin Hu, E-Hui Xu, Wenge Wu, Zheng Shi, Qing Chang and Andrew Hughes in connection with their purchase of shares of Symmetry's common stock, have been paid in full and cancelled.


33- AGREEMENT AND PLAN OF MERGER

    7.2 CONDITIONS TO OBLIGATIONS OF SYMMETRY. The obligation of Symmetry to effect the Merger is also subject to the satisfaction or waiver by Symmetry at or prior to the Effective Time of the following conditions:

         (a) SYMMETRY SHAREHOLDER APPROVAL. This Agreement, the Merger and the other transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of Symmetry in accordance with the Corporations Code and Symmetry's Articles of Incorporation and Bylaws.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Analogy and Subsidiary set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date). Symmetry shall have received a certificate signed on behalf of Analogy by the Chief Executive Officer and the Chief Financial Officer of Analogy to the such effect.

         (c) PERFORMANCE OF OBLIGATIONS OF ANALOGY AND SUBSIDIARY. Analogy and Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Symmetry shall have received a certificate signed on behalf of Analogy by the Chief Executive Officer and the Chief Financial Officer of Analogy to such effect.

         (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No Order shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restricts or makes illegal consummation of the Merger.

         (e) OPINION LETTER OF COUNSEL FOR ANALOGY AND SUBSIDIARY. Symmetry shall have received an opinion letter of Ater Wynne Hewitt Dodson & Skerritt, LLP, counsel for Analogy and Subsidiary, dated the Closing Date, in form and substance satisfactory to Symmetry and its counsel to the effect set forth in
Exhibit 7.2(e) attached hereto.

         (f) REGISTRATION RIGHTS AGREEMENT. Analogy shall have entered into a Registration Rights Agreement in the form of Exhibit 7.2(f) attached hereto in favor of the Shareholders with respect to the Analogy common stock to be issued to them hereunder, which agreement shall become effective as of the Effective Time.

         (g) ESCROW AGREEMENT. Analogy, the escrow agent, and the Shareholder Representatives shall have entered into a Escrow Agreement in form and substance satisfactory to the Shareholder Representatives and Symmetry, which Escrow Agreement shall become effective upon the Effective Time.


34- AGREEMENT AND PLAN OF MERGER

         (h) PROCEEDINGS AND LITIGATION. On the Closing Date, no action or proceeding shall be threatened, instituted or pending by or before any court or any governmental or other regulatory or administrative body requesting or looking toward an order, judgment or decree which (i) questions the validity of or seeks to restrain or prohibit the consummation of the transactions contemplated hereby; or (ii) in the reasonable judgment of Symmetry, would have a material adverse effect on Analogy.

         (i) FILINGS AND CONSENTS. On the Closing Date, other than the filing of Articles of Merger, all filings required to be made prior to the Effective Time by Analogy and Subsidiary with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by Analogy and Subsidiary from, governmental authorities and other persons in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, as the case may be.

         (j) PROCEEDINGS SATISFACTORY TO COUNSEL. All proceedings taken by Analogy and Subsidiary and all instruments executed and delivered by Analogy and Subsidiary in connection with the Merger at or prior to the Closing Date shall be reasonably satisfactory in form and substance to counsel for Symmetry.

         (k) EMPLOYMENT AGREEMENTS. There shall have been delivered to Alan Grebene, Chenmin Hu and Andrew Hughes Employment Agreements, substantially in the form attached hereto as Exhibit 7.1(o), together with all agreements related thereto (including the warrants related thereto), executed by an authorized officer of Analogy or Subsidiary, as applicable.


                                     ARTICLE VIII

                                     TERMINATION

    8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of Symmetry by the mutual consent of Symmetry and Analogy.

    8.2 TERMINATION BY EITHER SYMMETRY OR ANALOGY. This Agreement may be terminated and the Merger abandoned by either Symmetry or Analogy at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of Symmetry if: (a) the Merger shall not have become effective by December 31, 1996, or such later date as shall have been approved by the Boards of Directors of Symmetry and Analogy; (b) a final and nonappealable Order shall be in effect; or (c) any statute, rule or regulation shall have been enacted or promulgated by any government or governmental agency which makes consummation of the Merger illegal.


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

    8.3 TERMINATION BY ANALOGY. This Agreement may be terminated by Analogy, and the Merger abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders and/or directors of the Constituent Corporations, if: (a) any of the representations or warranties made by Symmetry in this Agreement shall not be correct or accurate at and as of the time the Closing is scheduled to take place hereunder with the same effect as if made at such time; or (b) Symmetry shall have failed to comply with or perform any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by Symmetry at or prior to the Closing.

    8.4 TERMINATION BY SYMMETRY. This Agreement may be terminated by Symmetry, and the Merger abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of the Constituent Corporations, if (a) any of the representations and warranties made by Analogy and Subsidiary in this Agreement shall not be correct or accurate in all material respects at and as of the time the Closing is scheduled to take place hereunder with the same effect as if made at such time; or (b) Analogy or Subsidiary shall have failed to comply with or perform any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by Analogy or Subsidiary at or prior to the Closing in any material respect.

    8.5 NOTICE OF TERMINATION. In the event of any termination pursuant to this Article VIII (other than pursuant to Section 8.1 hereof), written notice setting forth the reasons therefor shall forthwith be given by the terminating party to the other party hereto.

    8.6 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VIII, except as provided herein, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any breach of this Agreement. Notwithstanding the foregoing, in the event of the termination of this Agreement due to the failure of any party to consummate the Merger for any reason other than the failure of any condition to closing specified in Article VII, the defaulting party shall reimburse the non-defaulting party for all its expenses incident to preparing for and entering into this Agreement, including, without limitation, legal and accounting fees and expenses.


                                      ARTICLE IX

                            CERTAIN RIGHTS AND LIMITATIONS
                              REGARDING THE MERGER STOCK

    9.1 RESTRICTIONS ON SALE OR TRANSFER OF SHARES; LEGEND. The Analogy common stock to be issued hereunder will not have been registered under the Securities Act of 1933, as


36- AGREEMENT AND PLAN OF MERGER
amended (the "Securities Act") or the blue sky laws of any state by reason of their contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and of such state laws. Such shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act and such state laws or an exemption therefrom and an opinion of counsel to such effect and satisfactory to Analogy shall have been delivered to Analogy. The certificates representing the Analogy common stock shall contain the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER SUCH SHARES NOR ANY PORTION THEREOF OR INTEREST THEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED EVIDENCE OF SUCH EXEMPTION SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION)."

    9.2 REGISTRATION OF THE MERGER STOCK. At the Closing, Analogy shall enter into the Registration Rights Agreement in the form attached hereto as
Exhibit 7.2(f) with any or all of the Shareholders who acquired Analogy common stock or rights thereto in the Merger, which Analogy common stock is not covered by an effective registration statement under the Securities Act, at any time or from time to time from the Closing Date to such date as is five (5) days prior to the filing by Analogy of the registration statement referred to therein with the Securities and Exchange Commission.


                                      ARTICLE X

                                RIGHTS TO ESCROW FUND

    10.1 AGREEMENT FOR INDEMNIFICATION.

         (a)  As used in this Article X:


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

              (i) "Damages" means claims, damages, losses, liabilities, judgments, settlements, costs and expenses, including, without limitation, all reasonable fees and disbursements of counsel incident to the investigation or defense of any claim or proceeding or threatened claim or proceeding;

              (ii) "Shareholder Representative" means Alan Grebene in his role as representative of the Shareholders in administering the Escrow Fund established under this Agreement and to be administered under this Agreement and under the Escrow Agreement to be executed at or before the Closing (the "Escrow Agreement"), or in the event of Alan Grebene's resignation, death or incapacity, Chenmin Hu, or in the event of Chenmin Hu's resignation, death or incapacity, such replacement for the Shareholder Representative as may be designated by a majority of the Shareholders, provided such substitute Shareholder Representative shall be bound to the same duties and commitments as the original Shareholder Representative; and

              (iii) "Indemnified Party" means each of Analogy and Subsidiary.

         (b) From, out of, and to the extent of the resources represented by the Escrow Fund as hereinafter set forth, the Indemnified Parties shall be held harmless from, against and in respect of, any and all Damages incurred by any Indemnified Party arising from or in connection with: (i) any breach of any representation or warranty made by Symmetry in Article IV of this Agreement and not disclosed on the Symmetry Disclosure Schedule, which breach does not arise from or in connection with clause (ii) hereof; and (ii) any tax liability of Symmetry (including without limitation, any interest or penalties assessed) accrued, incurred or otherwise relating to Symmetry's conduct of its business and operations prior to January 1, 1996. Each of the clauses of this Section 10.1(b) collectively referred to herein as "Claims".

         (c) The representations and warranties set forth in Article IV shall, for purposes of this Article X, be deemed to have survived the Effective Time notwithstanding any contrary terms of this Agreement, and whenever such representations and warranties are referred to in this Article X, the text of the same as set forth in Article IV shall be deemed to be set forth in their entirety herein, and the same are hereby incorporated herein by such references. Each such representation and warranty shall be deemed to have been relied upon by the party or parties to which made, notwithstanding any investigation or inspection made by or on behalf of such party or parties, and shall not be affected in any respect by any such investigation or inspection.

         (d) The Shareholder Representative agrees that any information supplied by Symmetry or its professional advisers before the Effective Time to the Shareholder Representative or to the Shareholders in connection with this Agreement or otherwise in relation to the business and affairs of Symmetry shall not be deemed a representation, warranty or


38- AGREEMENT AND PLAN OF MERGER
guarantee of its accuracy by Symmetry and shall not constitute a defense to any claim by an Indemnified Party hereunder, and the Shareholder Representative hereby waives any claim against Symmetry or any Indemnified Party in respect thereof.

         (e) Analogy shall deposit the Contingent Merger Consideration in escrow under the Escrow Agreement, in three certificates: one for 49% of the Contingent Merger Consideration (the "Clause (i) Escrow Fund"), one for 49% of the Contingent Merger Consideration (the "Clause (ii) Escrow Fund"), and one for 2% of the Contingent Merger Consideration (the "Representative's Fund"). The Clause (i) Escrow Fund and the Clause (ii) Escrow, collectively, hereinafter the "Escrow Fund." Upon the expiration of the indemnity obligations in accordance with the provisions of Section 10.2(a), and subject to the terms of the Escrow Agreement, all of the Analogy common stock in the Escrow Fund and the Representative's Fund shall be transferred to the Shareholders according to their Pro Rata Share of such Analogy common stock, except for any Analogy common stock which may be necessary under the remainder of this Section 10.1(e). Subject to the remainder of this Section 10.1(e), Analogy shall execute and deliver any instructions to the Escrow Agent (as defined in the Escrow Agreement) required by the Escrow Agent to effect such transfer. If, on the applicable Expiration Date (as hereinafter defined), there exists any Claim which was timely asserted by an Indemnified Party but which is not then finally resolved and discharged, there shall remain in the Escrow out of the Escrow Fund an aggregate number of Shares of Analogy common stock with an aggregate market value (determined as of the applicable Expiration Date) equal to the reasonable estimate (delivered under Section 10.3) of the amount of Damages asserted to be caused by such Claim. Upon the final resolution and discharge of any such Claim, Analogy shall execute and deliver any instructions to the Escrow Agent required by the Escrow Agent to effect the transfer of any shares of Analogy common stock remaining in the Escrow Fund and the Representative's Fund (subject to the following sentence) to the Shareholders according to their Pro Rata Share thereof. There shall also remain in the Escrow out of the Representative's Fund an aggregate number of Shares of Analogy common stock with an aggregate market value (determined as of the applicable Expiration Date) equal to the amount reasonably specified by the Shareholder Representative as the reserve he wishes to retain against expenses associated with the administration and/or defense of any pending Claims and against any other unpaid administrative expenses associated with the fund.

         (f) Alan Grebene shall act as the representative of the Shareholders with respect to all decisions concerning the disposition of the Escrow Fund and the defense, compromise or settlement of any Claims made by an Indemnified Party against the Escrow Fund. The Shareholder Representative shall serve without compensation, provided, however, that the Escrow Agreement shall provide that the Shareholder Representative shall have full power and authority to draw upon the Representative's Fund to meet expenses, on an as-needed basis, to pay the reasonable fees and expenses of attorneys, accountants, investigators or other professionals necessary to assist the Shareholder Representative in carrying out his duties


39- AGREEMENT AND PLAN OF MERGER
hereunder. Any amounts so released and not expended shall be returned to the Representative's Fund.

         (g) The Shareholder Representative shall have sole discretion and decision making authority with respect to any decision entrusted to him by this Agreement, and shall not be liable or answerable therefor to any Shareholder or to Analogy, excepting only with respect to willful misconduct or fraud, or willful breach of fiduciary duty.

    10.2 LIMITATIONS OF CLAIMS AGAINST ESCROW FUND. The indemnity obligations under this Agreement shall be subject to the following limitations:

         (a) The indemnity obligations under clause (i) of Section 10.1(b) shall expire on the first anniversary of the Effective Time (the "Clause (i) Expiration Date"), and the indemnity obligations under clause (ii) of Section 10.1(b) shall expire on the earlier of (X) the date of receipt by Symmetry from the United States Internal Revenue Service of a final determination/assessment of taxes due (including without limitation, interest and penalties) with respect to Symmetry's conduct of its business and operations prior to January 1, 1996 (the "Final Determination Date"), and (Y) the second anniversary of the Effective Time (the "Clause (ii) Expiration Date") (the Clause (i) Expiration Date and the Clause (ii) Expiration Date, collectively, hereinafter the "Expiration Date"); provided, however, that the indemnity obligations for Claims timely asserted by an Indemnified Party in the manner provided in this Agreement shall continue until such Claims are finally resolved and discharged.

         (b) The Indemnified Parties shall be entitled to indemnification with respect to Claims arising pursuant to clause (i) of Section 10.1(b) only if the aggregate and collective Damages incurred or suffered by them with respect to such Claims exceeds $25,000, in which event they shall be entitled to indemnification of the full amount of such Damages (subject to the limitations set forth in this Section 10.2.). In addition, the Indemnified Parties shall be entitled to indemnification with respect to Claims arising pursuant to clause
(ii) of Section 10.1(b) only if the aggregate and collective Damages incurred or suffered by them with respect to such Claims exceeds $40,000, in which event they shall be entitled to indemnification of the full amount of such Damages (subject to the limitations set forth in this Section 10.2).

    10.3 NOTICE OF CLAIM. An Indemnified Party shall promptly notify the Shareholder Representative in writing of any Claim asserted against or imposed upon or incurred by it that might give rise to any indemnity obligation hereunder (a "Notice of Claim"), specifying the basis and, if possible, a reasonable estimate of the amount (as determined in good faith by the Board of Directors of the Indemnified Party), of Damages sought by such Indemnified Party on account thereof and in reasonable detail such information as any of the Indemnified Parties may have with respect to the matter that is the subject of the Notice of Claim (including copies of any summons, complaint or other pleading that may have been served on any of them and any written claim, demand, invoice, billing or other document evidencing or asserting the same).


40- AGREEMENT AND PLAN OF MERGER

  An Indemnified Party shall not be entitled to give a Notice of Claim on or after the applicable Expiration Date. The date of a Notice of Claim shall mean
(a) the date of the postmark on the registered or certified mail containing the Notice of Claim, or (b) if the Notice of Claim is transmitted by courier, the date of its delivery to the courier by the Indemnified Party or (c) if the Notice of Claim is personally delivered, the date of such personal delivery.

    10.4 DEFENSE AND SETTLEMENT OF CLAIMS. The Shareholder Representative shall have the right (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing) to defend against any Claim that is the subject of a Notice of Claim and to pay the expenses thereof (including the expenses of counsel of their own choosing) out of proceeds from the sale of the shares of Analogy common stock in the Representative's Fund, and to control such defense if he provides written notice of his intention to do so within 15 business days of receipt of the Notice of Claim. The Indemnified Parties shall cooperate fully in the defense of such Claim and shall make available to the Shareholder Representative or his counsel all pertinent information under their control relating thereto. The Indemnified Parties shall have the right to elect to settle any such Claim; provided, however, there shall be no indemnification obligation with respect to any monetary payment to any third party required by such settlement unless the Shareholder Representative shall have consented thereto. The Shareholder Representative shall have the right to elect to settle any such Claim subject to the consent of Analogy; provided, however, that if Analogy fails to give such consent within 15 business days of being requested to do so, Analogy shall, at its expense, assume the defense of such Claim and regardless of the outcome of such matter, the Indemnified Parties' recovery hereunder shall be limited to the amount of any such proposed settlement.

    10.5 JURISDICTION. Symmetry and the Shareholder Representative hereby irrevocably submit to the personal jurisdiction of the state courts of the State of Oregon and to the personal jurisdiction of the United States District Court for the District of Oregon, and all courts from which an appeal may be taken, solely for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement, and hereby waive to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that it or they are not subject personally to the jurisdiction of the above-named courts for such proceedings.


                                      ARTICLE XI

                                    MISCELLANEOUS

    11.1 COOPERATION. The parties agree that each of them will fully cooperate with the other and with the other's counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. Each party agrees that it will use its best efforts to cause all conditions to this Agreement to be satisfied as promptly as possible, and each


41- AGREEMENT AND PLAN OF MERGER
party agrees that it will not undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by it in this Agreement untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing Date.

    11.2 PAYMENT OF EXPENSES. Whether or not the Merger shall be consummated, except as otherwise provided under Section 8.6 hereof, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Merger.

    11.3 SURVIVAL. The representations, warranties and agreements of the parties contained in Article III (but only to the extent that such provision expressly relate to actions to be taken after the Effective Time), Article IV,
Article X and Sections 1.4, 11.2 and 11.3 shall survive the consummation of the Merger. The agreements of the parties contained in Sections 8.6 and 11.2 shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall be deemed to be conditions of the Merger, as provided herein, and shall not survive the consummation of the Merger.

    11.4 MODIFICATION OR AMENDMENT. At any time (before or after approval hereof by the shareholders of the Constituent Corporations) prior to the Effective Time, the parties hereto may, by written agreement, make any modification or amendment of this Agreement approved by their respective Boards of Directors, provided such modification or amendment does not reduce the total consideration to be paid in the Merger. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

    11.5 WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of one such condition shall constitute a waiver of any other such condition.

    11.6 CERTIFICATION OF SHAREHOLDER VOTE AND DISSENTERS. Promptly following the shareholder meeting or obtainment of the written consent of the Shareholders referred to in Section 5.1, but in any event no later than five (5) days prior to the Merger Date, Symmetry shall deliver to Analogy a certificate of its Secretary setting forth (i) the number of shares of its capital stock outstanding and entitled to vote, the number of shares of its stock voted in favor of or consenting to and the number of shares voted against adoption and approval of this Agreement, (ii) the names of all of its shareholders not voting in favor of this Agreement who filed with Symmetry written objection to the Merger before the taking of the vote on the Agreement and (iii) a definitive list of common shareholders and the number of shares of such shareholders to be tendered to Analogy in the Merger.


42- AGREEMENT AND PLAN OF MERGER

    11.7 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

    11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, without giving effect to its conflicts of laws principles.

    11.9 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid as follows:

    If to Analogy and/or Subsidiary:
         Analogy, Inc.
         9205 SW Gemini Drive
         Beaverton, Oregon 97008
         Attention: Nic Herriges

    With a copy to:
         Ater Wynne Hewitt Dodson & Skerritt, LLP
         Suite 1800
         222 S.W. Columbia
         Portland, OR 97201-6618
         Attention: Brenda L. Meltebeke, Esquire

    If to Symmetry:
         Symmetry Design Systems, Inc.
         477 S. San Antonio Road
         Los Altos, California  94022
         Attention: Alan Grebene

    With a copy to:
         Cooley Godward LLP
         Five Palo Alto Square
         3000 El Camino Real
         Palo Alto, California 94306-2155
         Attention: James C. Kitch, Esquire

    If to the Shareholder Representative:
         Alan Grebene
         Symmetry Design Systems, Inc.
         477 S. San Antonio Road
         Los Altos, California  94022


43- AGREEMENT AND PLAN OF MERGER

    11.10 ENTIRE AGREEMENT. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof,
(b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and (c) shall not be assignable by operation of law or otherwise.

    11.11 CAPTIONS. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

    11.12 SEVERABILITY. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

    11.13 CONFIDENTIALITY. On and at all times after the execution of this Agreement and until the consummation of the transactions contemplated hereby, the Parties agree to continue to be bound by the confidentiality and nondisclosure provisions of the Mutual Nondisclosure Agreement dated May 15, 1996, among Symmetry, Analogy and Subsidiary (with Subsidiary to have the same rights and obligations thereunder as Analogy) (the "MNDA") with respect to information obtained by or provided to either Party in connection with the transactions contemplated by this Agreement. However, each Party may disclose information to its employees and financial and legal advisors on a strict need-to-know-basis and under obligations of confidentiality similar to those contained in the MNDA.


44- AGREEMENT AND PLAN OF MERGER

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement intending it to be effective as of the date first hereinabove written.

                                  ANALOGY, INC.


                                  By: /s/ GARY ARNOLD
                                      -----------------------------------------
                                       Gary Arnold, President and Chief
                                       Executive Officer


                                  ANALOGY ACQUISITION CORPORATION


                                  By: /s/ GARY ARNOLD
                                      -----------------------------------------
                                       Gary Arnold, President


                                  SYMMETRY DESIGN SYSTEMS, INC.


                                  By: /s/ ALAN GREBENE
                                      -----------------------------------------
                                       Alan Grebene, President and
                                       Chief Executive Officer


                                  FOR THE PURPOSE OF ACCEPTING HIS APPOINTMENT
                                  AND ASSUMING HIS OBLIGATIONS AS SHAREHOLDER
                                  REPRESENTATIVE PURSUANT TO ARTICLE X ONLY:

                                  /s/ ALAN GREBENE
                                  --------------------------------------------
                                  Alan Grebene


45 - AGREEMENT AND PLAN OF MERGER